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                                                                   EXHIBIT 10.20

                                LOCK-UP AGREEMENT

                                January 24, 2000

Corporate Financial Enterprises, Inc.
American Equities, LLC
2224 Main Street

Los Angeles, CA 90405

     RE: Omni Nutraceuticals, Inc. (the "Company")

Ladies and Gentlemen:

     For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for a period (the "Lock-up Period") commencing on the date hereof and ending July 24, 2000, we hereby agree not to sell, loan, pledge, assign, transfer, encumber, distribute, grant or otherwise dispose of, directly or indirectly, or offer, contract or otherwise agree to do any of the foregoing, any rights with respect to (a) any shares of the common stock (the "Common Stock"), of the Company, (b) any options or warrants to purchase any shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock, or (c) any securities convertible into or exchangeable for shares of Common Stock (collectively, the "Securities"), in each case now owned or hereafter acquired directly or indirectly by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition during the Lock-up Period (collectively a "Disposition"), otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree to be bound by this Lock-up Agreement, (ii) with the prior written consent of Corporate Financial Enterprises, Inc. (the "Representative"), (iii) in a private placement pursuant to which the transferred securities contain a restrictive legend preventing the sale of such securities for one year following such sale, or (iv) sales after 90 days from the date hereof to American Equities, LLC or Corporate Financial Enterprises, Inc. (the "Investors") at a price equal to 85% of the average of the three lowest closing bid prices reported for the Company's common stock during the 30 trading days prior to the date of such sale, of up to 50% of the number of shares of common stock which would otherwise be permitted to be sold pursuant to Rule 144 by an affiliate of the Company (provided, however, that if Investors elect not to purchase such shares, we shall be permitted to sell such shares without restriction). The foregoing restriction is expressly agreed to preclude the undersigned holder of the Securities from engaging during the Lock-up Period in any hedging or other transaction which is designed to, or reasonably expected to lead to or result in a Disposition of the Securities, even if such Securities would be disposed of by someone other than the undersigned.

Very truly yours,


/s/ Klee Irwin                                       /s/ R. Lindsay Duncan
---------------------------                          ---------------------------
Klee Irwin                                           R. Lindsay Duncan